Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166315, 333- 180368 and 333-183294) of VEON Ltd. of our report dated July 24, 2023 relating to the financial statements, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Accountants N.V.

Rotterdam, the Netherlands
April 25, 2025

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